Exhibit 10.2
AMENDMENT TO BUSINESS COLLABORATION AGREEMENT

This Amendment (“Amendment”) to the Business Collaboration Agreement (the “Agreement”) dated as of January 19, 2024 (the “Effective Date”) by and among PORCH GROUP, INC., a corporation incorporated under the laws of the State of Delaware (“Porch Parent”), PORCH.COM, INC., a corporation incorporated under the laws of the State of Delaware (“Porch”, and together with Porch Parent, the “Porch Parties”), AON CORP., a corporation incorporated under the laws of the State of Delaware (“Aon”), and AON RE, INC., a corporation incorporated under the laws of the State of Illinois (“Aon Re”) is made as of May 7, 2026 (“Amendment Effective Date”). All capitalized terms used in this Amendment not otherwise defined herein shall have the same meaning ascribed to them in the Agreement.
WHEREAS, subject to certain Conditions Precedent (defined below), the Parties desire to amend the Agreement as follows; and
NOW, THEREFORE, in consideration of the mutual covenants and promises as set forth herein and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, the Parties do hereby agree to amend the Agreement as follows:

1.Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is expressly conditional upon satisfaction of each of the following conditions precedent (collectively, the “Conditions Precedent”):
a.Porch shall have issued a press release that Porch (or one of its affiliates) has consummated an acquisition of an insurance company (the “Acquisition”);
b.All material approvals, consents, authorizations and clearances of any applicable governmental or regulatory authorities required to consummate the Acquisition shall have been obtained and be in full force and effect, and all applicable statutory waiting periods required for such consummation shall have expired or been terminated.
c.Porch shall reasonably believe that the Acquisition will be accretive to Net Brokerage Revenue in the first 12 months following satisfaction of a. and b. above.

2.Section 1.1(h) of the Agreement is hereby deleted and replaced with the following:

(a)    “Exclusive Reinsurance Term” means the period commencing on the Effective Date and continuing thereafter until March 31, 2029 (inclusive); provided, that the Exclusive Reinsurance Term shall automatically terminate upon the earlier to occur of (i) a termination of any Reinsurance Broker Agreement if such agreement is terminated by Aon Re or (ii) a For Cause Termination Event and (iii) the delivery by Aon of a Refund Notice.

3.Section 2.04(c)(E) of the Agreement is hereby deleted and replaced with the following:

(E) if the Refund Notice is delivered any time from January 1, 2028 through March 31, 2029 (inclusive), an amount equal to [***]% of the total Aon Payments and Relationship Dividends paid by Aon as of the date of the Refund Notice in excess of $[***].

4.Section 2.04 of the Agreement is hereby amended by adding the following sentence at the end of the Section:

“For the avoidance of doubt, as of the date of any Refund Notice, Aon shall have no further obligation to pay, and Porch shall have no entitlement to receive, Relationship Dividends. If Porch receives a Relationship Dividend payment from Aon following delivery of the Refund Notice, Porch shall be obligated to promptly repay the full amount of such Relationship Dividend to Aon. Porch

Exhibit 10.2

shall promptly reimburse Aon for all costs (including reasonable attorneys’ fees) incurred in collecting the repayment of Relationship Dividends from Porch and otherwise enforcing Aon’s rights under this Agreement.”

5.Section 3.a. of Schedule 1 to the Agreement is hereby deleted and replaced with the following:

3.Compensation

a.The Annual Fees due Porch Payee pursuant to Section 1 above with respect to the Subject Business shall be calculated in the manner as set forth below, based on the Net Brokerage Revenue for the Subject Business incepting or renewing in each Treaty Year, as further set forth in the following table:

ANNUAL FEE DUE PORCH PAYEE
Treaty Year	Percentage of Net Brokerage Revenue
April 1, 2024 – March 31, 2025	[***]%
April 1, 2025 – March 31, 2026	[***]%
April 1, 2026 – March 31, 2027	[***]% on [***] of Net Brokerage Revenue; [***]% on amounts > $[***].
April 1, 2027 – March 31, 2028	[***]% on [***] of Net Brokerage Revenue; [***]% on amounts > $[***].
April 1, 2028 – March 31, 2029	[***]% on [***] of Net Brokerage Revenue; [***]% on amounts > $[***].

Additionally, the parties acknowledge and agree that, as of the Effective Date and at all times during the term of this Agreement, Aon Securities LLC (“ASLLC”) shall have a right of first refusal to serve as Porch’s exclusive Placement Agent in connection with any catastrophe bond or similar insurance-linked securities transaction sponsored by Porch (“Cat Bond”). For any such Cat Bond transaction, ASLLC shall be entitled, at the closing of such the transaction, to a success fee (the “Success Fee”) equal to [***] basis points ([***]%) of the principal amount of Cat Bonds issued. For purposes of this Amendment, “Placement Agent” means ASLLC acting as exclusive placement agent, structuring agent, underwriter, or bookrunner in connection with the applicable Cat Bond transaction.
For purposes of determining Net Brokerage Revenue under this Agreement, in the case of any Cat Bond transaction for which a Success Fee is payable, an amount equal to a Pro Rata Portion of Success Fee shall be deemed Net Brokerage Revenue for each Treaty Year during which the Cat Bonds are in effect. For the avoidance of doubt, the full Success Fee shall be payable only once at the closing of the Cat Bond transaction, but the Pro Rata Portion such Success Fee shall be deemed Net Brokerage Revenue for each Treaty Year during which the Cat Bond is in effect for purposes of determining the Annual Fees due under this Agreement. For purposes of this Agreement “Pro Rata Portion” shall mean the Success Fee paid to ASLLC with respect to a Cat Bond transaction divided by the number of years of the legal final maturity of the Cat Bond. Notwithstanding the foregoing, if the Cat Bond is redeemed, fully refunded, or otherwise ceases to be in effect prior to its legal final maturity, any remaining unallocated portion of the Success Fee shall be deemed Net Brokerage Revenue in full in the Treaty Year in which such event occurs.

Exhibit 10.2

ASLLC may, but shall not be obligated to, provide Placement Agent services to Porch upon Porch’s request. Any such services shall be provided on customary market terms mutually agreed by the parties and shall be set forth in a mutually acceptable written engagement letter between the parties. ASLLC shall notify Porch within a reasonable period following Porch’s request whether it elects to provide such services. Porch’s exclusivity obligation shall apply only to services that Aon, or ASLLC as the case may be, are willing and able to provide. If ASLLC elects not to provide Cat Bond placement services, Porch may engage a third party for such services without breaching exclusivity. For the avoidance of doubt, satisfaction of the Conditions Precedent shall not be required for the Cat Bond provisions of this Section 3 to take effect.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Amendment Effective Date.
PORCH GROUP, INC

By:/s/ Matt Ehrlichman
Name: Matt Ehrlichman
Title: Chief Executive Officer
PORCH.COM, INC

By:/s/ Matt Ehrlichman
Name: Matt Ehrlichman
Title: Chief Executive Officer

AON CORP.
By:/s/ Colby Alexis
Name: Colby Alexis
Title: Vice President and Secretary

AON RE, INC.
By:/s/ Colby Alexis
Name: Colby Alexis
Title: Vice President and Secretary